Exhibit 5.1

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

September 14, 2018

Datasea Inc.

1 Xinghuo Rd., Changning Building

11th Floor

Fengtai District, Beijing, People’s Republic of China 100070

Re: Registration Statement of Datasea Inc.

Ladies and Gentlemen:

We have acted as counsel to Datasea Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of up to 1,220,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, including 150,000 shares under the Underwriter’s over-allotment option and 70,000 shares issuable upon exercise of warrants issuable to the underwriters (the “Warrants”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on December 5, 2017 (as amended, the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”) and when the offering is completed as contemplated by the Registration Statement, (i) the shares of Common Stock sold in the offering and issuable upon exercise of Underwriter’s warrants will be validly issued, fully paid and non-assessable and (ii) the Warrants have been duly authorized and when such Warrants are duly executed and authenticated in accordance with the underwriting agreement by and between the Company and the underwriter and issued, delivered and paid for, as contemplated by the Registration Statement and the underwriting agreement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on all applicable statutory provisions of Chapter 78 of Nevada Revised Statutes, including the rules and regulations underlying those provisions, and all applicable judicial and regulatory determinations in connection therewith and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP